EXHIBIT 3.171

Secretary of State State Capitol Bldg. 1900 Kanawha Blvd East Charleston, WV 25305	Corporations Division Tel: (304) 558-8000 Fax: (304) 558-8381 Hrs – 8:30-5:00pm

www.wvsos.com	business@wvsos.com

WEST VIRGINIA

ARTICLES OF INCORPORATION

PROFIT AMENDMENT

FEE:  $25

File One Original

In accordance with §31D-10-1006 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST	The name of the corporation is Energy Transport Company

SECOND

The following amendment(s) to the Articles of Incorporation were adopted by: (check one of the following statements)

☒ the shareholders of the corporation

☐ the incorporators or board of directors and shareholder approval was not required

THIRD	The date of the adoption of the amendment(s) was: April 10, 2006

FOURTH	Change of Name information or Text of Amendment

Change of name from: Energy Transport Company

To: Talon Loadout Company

Other amendment(s) (attach additional pages to form, if needed)

to own and/or lease mining properties, operate and manage mining operations, including, but not limited to, coal handling and loading, and any and all lawful business for which corporations may be incorporated under the corporation laws of the State of West Virginia

FIFTH

Contact name and number of person to reach in case of problem with filing: (optional, however, listing one may help to avoid a return or rejection of filing if there appears to be a problem with the document)

Name: Kim A. Wickens                                                   Phone: 804.788.1883

kimberly wickens@masseyenergyco.com

/s/ Richard R. Grinnan Secretary
Signature Capacity in which he/she is signing (example: president, chairman, etc.)

FORM CD-2	Revised 1/05

Issued by the WV Secretary of State

WEST VIRGINIA

ARTICLES OF INCORPORATION

Control# 75569

The undersigned, acting as incorporator(s) according to the West Virginia Code, adopt the following Articles of Incorporation for a West Virginia Domestic Corporation, which shall be perpetual:

1.      The name of the West Virginia Corporation shall be: [This name is your official name and must be used in its entirety when in use unless a trade name is registered with the Office of Secretary of State, according to Chapter 47-8 of the West Virginia Code.]

Energy Transport Company

2. The address of the principal office of the corporation will be:	Street: c/o Massey Coal Services, Inc. 315 70th Street, S.E.

located in the County of:	City/State/Zip: Charleston, WV 25304 County: Kanawha County

The mailing address of the above location, if different, will be:	Street/Box: City/State/Zip:

3. The physical address (not a PO box) of the principal place of business in West Virginia, if any of the corporation will be:	Street: c/o Massey Coal Services, Inc. 315 70th Street, S.E.

located in the County of:	City/State/Zip: Charleston, WV 25304 County: Kanawha County

The mailing address of the above location, if different, will be:	Street/Box: City/State/Zip:

4. The name and address of the person to whom notice of process may be sent is:	Name: Thomas J. Dostart, General Counsel c/o Massey Coal Services, Inc. Street: 315 70th Street, S.E. City/State/Zip: Charleston, WV 25304

5.	This corporation is organized as: (check one below)

☐	NON-PROFIT, NON-STOCK, (if you plan on applying for 501(c)(3) status with the IRS you may want to include certain language that is required to be included in your articles of incorporation)

☒	FOR PROFIT

6.	FOR PROFIT ONLY:

The total value of all authorized capital stock of the corporation will be $1000.00.

The capital stock will be divided into 1000 shares at the par value of $1.00 per share.

7.	The purposes for which this corporation is formed are as follows:

(Describe the type(s) of business activity which will be conducted, for example, “agricultural production of grain and poultry”, “construction of residential and commercial buildings”, “manufacturing of food products”, “commercial printing”, “retail grocery and sale of beer and wine”. Purposes may conclude with words “… including the transaction of any and all lawful business for which corporations may be incorporated in West Virginia.”)

Transportation (trucking) and any and all lawful business for which corporations may be incorporated under the corporation laws of the State of West Virginia.

8.	FOR NON PROFITS ONLY: (Check the statement that applies to your entity)

☐ Corporation will have no members

☐ Corporation will have members

(NOTE) If corporation has one or more classes of members, the designation of a class or classes is to be set forth in the articles of incorporation and the manner of election or appointment and the qualifications and rights of the members of each class is to be set forth in the articles of incorporation or bylaws. If this applies to your entity then you will have to attach a separate sheet listing the above required information, unless it will fit in the space below.

9.	The name and address of the incorporator(s) is:

Name	Address:	City/State/Zip
Richard R. Grinnan	P.O. Box 26765	Richmond, VA 23261-6765

10.	Contact and Signature Information:

a.	Contact person to reach in case there is a problem with filing: Richard R. Grinnan Phone # (804)788-1812

b.	Print Name of person who is signing articles of incorporation: Richard R. Grinnan

Date: April 26, 2005         Richard R. Grinnan

email: richard.grinnan@masseyenergyco.com